Exhibit 10.3

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT dated as of November 7, 2017 (this “Agreement”) is made by and between YA II PN, LTD., a Cayman Islands exempt limited partnership (the “Investor”), and MERIDIAN WASTE SOLUTIONS, INC., a company organized under the laws of the State of New York (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company up to $10.0 million of the Company’s common stock, par value $0.025 per share (the “Common Stock”); and

WHEREAS, the shares of Common Stock are listed for trading on the Nasdaq Capital Market under the symbol “MRDN;” and

WHEREAS, the offer and sale of the Common Stock issuable hereunder shall be registered on the Company’s registration statement on Form S-3 (File No. 333-216621) and such other registration statement(s) as the Company may file with the Securities and Exchange Commission from time to time under Section 5 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

Section 1.01        “Advance” shall mean the portion of the Commitment Amount requested by the Company in the Advance Notice.

Section 1.02        “Advance Date” shall mean the 3rd Trading Day after each Advance Notice Date.

Section 1.03        “Advance Notice” shall mean a written notice in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the Advance amount that the Company requests from the Investor.

Section 1.04        “Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.01(c) of this Agreement) to the Investor an Advance Notice requiring the Investor to advance funds to the Company, subject to the terms of this Agreement.

Section 1.05        “Affiliate” shall have the meaning set forth in Section 3.07.

Section 1.06        “Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

Section 1.07        “Base Prospectus” shall mean the Company’s prospectus accompanying the Registration Statement.

Section 1.08        “Commitment Amount” shall mean the aggregate amount of up to $10.0 million provided that, the Company shall not affect any sales under this Agreement and the Investor shall not have the obligation to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase and sale the aggregate number of shares of Common Stock to be issued under this Agreement together with any other shares of Common Stock beneficially owned by the Investor and its Affiliates would result in the Investor beneficially owning in excess 4.99% of the outstanding shares of Common Stock as of the date of this Agreement.

Section 1.09        “Commitment Period” shall mean the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 11.02.

Section 1.10        “Common Stock” shall have meaning set forth in the Recitals.

Section 1.11        “Company Indemnitees” shall have the meaning set forth in Section 5.02.

Section 1.12        “Condition Satisfaction Date” shall have the meaning set forth in Section 7.01.

Section 1.13        “Daily Value Traded” in respect of a particular day means the product obtained by multiplying the daily trading volume of the Common Stock for that day on the Principal Market by the VWAP for such day.

Section 1.14        “Environmental Laws” shall have the meaning set forth in Section 4.08.

Section 1.15        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Section 1.16        “Indemnified Liabilities” shall have the meaning set forth in Section 5.01.

Section 1.17        “Initial Registration Statement” shall have the meaning set forth in 6.01.

Section 1.18        “Investor Indemnitees” shall have the meaning set forth in Section 5.01.

Section 1.19        “Market Price” shall mean the lowest daily VWAP of the Common Stock on the Trading Day immediately preceding each Advance Notice Date.

Section 1.20        “Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or would reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiary, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

Section 1.21        “Maximum Advance Amount” in respect of each Advance Notice means such amount as is equal to the greater of (i) the average Daily Value Traded of the 10 Trading Days immediately prior to (but not including, unless the Advance Notice is delivered after the close of the Trading Day) the date the Company submits an Advance Notice, but not to exceed $250,000, (ii) $100,000, or (iii) such other amount as may be agreed by the parties.

Section 1.22        “OFAC” shall mean the U.S. Department of Treasury’s Office of Office of Foreign Asset Control.

Section 1.23        “Ownership Limitation” shall have the meaning set forth in Section 2.01(c).

Section 1.24        “Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.25        “Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Shares

Section 1.26        “Principal Market” shall mean the OTC Markets, the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, whichever is at the time the principal trading exchange or market for the Common Stock.

Section 1.27        “Prospectus” shall mean the Base Prospectus, as supplemented by any Prospectus Supplement.

Section 1.28        “Prospectus Supplement” shall mean any prospectus supplement to the Base Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act, including, without limitation, the Prospectus Supplement to be filed in accordance with Section 6.01 hereof.

Section 1.29        “Purchase Price” shall mean $1.00 per share or such other price per share that the Company and the Investor may mutually agree.

Section 1.30        “Registrable Securities” shall mean (i) the Shares, (ii) the Fee Shares, and (iii) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) the Registration Statement has been declared effective by the SEC and such Registrable Securities have been disposed of pursuant to the Registration Statement, (b) such Registrable Securities have been sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act (“Rule 144”) are met, or (c) such Registrable Securities may be sold without any time, volume or manner limitations pursuant to Rule 144.

Section 1.31        “Registration Limitation” shall have the meaning set forth in Section 2.01(c).

Section 1.32        “Registration Period” shall mean the Initial Registration Statement or another registration statement on a form promulgated by the SEC for which the Company then qualifies for the registration of the offer and sale of the Shares to be offered and sold by the Company to the Investor and the resale of such Shares by the Investor, as the same may be amended and supplemented from time to time and including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act and any successor registration statement filed by the Company with the SEC under the Securities Act on a form promulgated by the SEC for which the Company then qualifies and which form shall be available for the registration of the transactions contemplated hereunder.

Section 1.33        “Regulation D” shall mean Regulation D promulgated under the Securities Act.

Section 1.34        “Sanctions” means any sanctions administered or enforced by OFAC, the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

Section 1.35        “Sanctions Programs” means any OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Section 1.36        “SEC” shall mean the U.S. Securities and Exchange Commission.

Section 1.37        “SEC Documents” shall have the meaning set forth in Section 4.04.

Section 1.38        “Securities Act” shall have the meaning set forth in the recitals of this Agreement.

Section 1.39        “Settlement Document” shall have the meaning set forth in Section 2.02(a).

Section 1.40        “Shares” shall mean the Common Stock to be issued from time to time hereunder pursuant to Advances.

Section 1.41        “Trading Day” shall mean any day during which the Principal Market shall be open for business.

Section 1.42        “VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Stock for such date on the Principal Market as reported by Bloomberg L.P. during regular trading hours.

Article II. Advances

Section 2.01        Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, Common Stock on the following terms:

(a)	Advance Notice. At any time during the Commitment Period, the Company may require the Investor to purchase Shares by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01, and in accordance with the following provisions;
(i)	The Company shall, in its sole discretion, select the Advance amount it desires to request in each Advance Notice and the time it desires to deliver each Advance Notice, which amount shall not exceed the Maximum Advance Amount, provided however, the Company acknowledges and agrees that the total Advance amount that the Company will receive in connection with each Advance Notice may be less than the Advance amount requested in the Advance Notice due to reductions to the Advance amount in accordance with Section 2.01(c) of this Agreement.
(ii)	There shall be no mandatory minimum Advances and no non-usage fee for not utilizing the Commitment Amount or any part thereof.

(b)	Date of Delivery of Advance Notice. Advance Notices shall be delivered in accordance with the instructions set forth on the bottom of Exhibit A. An Advance Notice shall be deemed delivered on (i) the Trading Day it is received by the Investor if such notice is received prior to 5:00 p.m. Eastern Time in accordance with the instructions set forth on the bottom of Exhibit A, or (ii) the immediately succeeding Trading Day if it is received after 5:00 p.m. Eastern Time on a Trading Day or at any time on a day which is not a Trading Day, in each case in accordance with the instructions set forth on the bottom of Exhibit A. No Advance Notice may be deemed delivered on a day that is not a Trading Day.

(c)	Advance Limitations. Regardless of the Advance amount requested by the Company in the Advance Notice, the final amount of the Advance shall be reduced in accordance with each of the following limitations:
(i)	Ownership Limitation; Commitment Amount. In no event shall the number of shares of Common Stock issuable to the Investor pursuant to an Advance cause the aggregate number of shares of Common Stock beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act) by the Investor and its affiliates to exceed 4.99% of the then outstanding Common Stock (the “Ownership Limitation”). In connection with each Advance Notice delivered by the Company, any portion of an Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate amount of Advances to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion.
(ii)	Registration Limitation. In no event shall the aggregate number of Shares subject to an Advance Notice cause the number of Shares purchased by the Investor pursuant to this Agreement to exceed the number of Shares registered and available for issuance under the Registration Statement then in effect (the “Registration Limitation”). In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice.

Section 2.02        Closings. Each Closing shall take place as soon as practicable after each Advance Date in accordance with the procedures set forth below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	On each Advance Date, the Investor shall deliver to the Company a written document, in the form attached hereto as Exhibit B (each a “Settlement Document”), setting forth the amount of the Advance (taking into account any adjustments pursuant to Section 2.01), the Purchase Price, and the number of shares of Common Stock to be purchased by the Investor, in each case in accordance with the terms and conditions of this Agreement.

(b)	Promptly after receipt of the Settlement Document with respect to each Advance (and, in any event, not later than two Trading Days after such receipt), the Company will, or will cause its transfer agent to, electronically transfer such number of shares of Common Stock to be purchased by the Investor (as set forth in the Settlement Document) by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto (which in all cases the resale of such shares of Common Stock shall be covered by an effective Registration Statement and may be freely transferred by the Investor), and transmit notification to the Investor that such share transfer has been requested. Promptly upon receipt of such notification, the Investor shall pay to the Company of the aggregate amount of the Advance (as set forth in the Closing Statement) in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. Any certificates evidencing Common Stock delivered pursuant hereto shall be free of restrictive legends. To facilitate the transfer of the share of Common Stock by the Investor, the shares of Common Stock will not bear any restrictive legends so long as there is an effective Registration Statement covering such Common Stock.
(c)	On or prior to the Advance Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.03        Hardship. In the event the Investor sells shares of Common Stock after receipt of an Advance Notice and the Company fails to perform its obligations as mandated in Section 2.02, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Investor is entitled at law or in equity, including, without limitation, specific performance, it will hold the Investor harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Investor shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Section 2.04        In the event the Investor fails to perform its obligations as mandated in Section 2.02, the Investor agrees that in addition to and in no way limiting the rights and obligations set forth in Article V hereto and in addition to any other remedy to which the Company is entitled at law or in equity, including, without limitation, specific performance, it will hold the Company harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Investor and acknowledges that irreparable damage may occur in the event of any such default. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent such breaches of this Agreement and to specifically enforce (subject to the Securities Act and other rules of the Principal Market), without the posting of a bond or other security, the terms and provisions of this Agreement.

Article III. Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company that the following are true and correct as of the date hereof and as of each Advance Date:

Section 3.01        Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to execute, deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02        Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03        No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Common Stock hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction and that the Investor may lose all or a part of its investment.

Section 3.04        Investment Purpose. The shares of Common Stock purchased by the Investor hereunder are being or will be purchased for its own account, for investment purposes, and without any view or intention to distribute such shares in violation of the Securities Act or any other applicable securities laws. The Investor agrees not to assign or in any way transfer the Investor’s rights to the securities or any interest therein or its obligations under this Agreement and acknowledges that the Company will not recognize any purported assignment or transfer except in accordance with applicable Federal and state securities laws. No other Person has or will have a direct or indirect beneficial interest in the securities. The Investor agrees not to sell, hypothecate or otherwise transfer the Investor’s Common Stock unless such shares are registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such registration is available.

Section 3.05        Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06        Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and has received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07        Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

Section 3.08        Trading Activities. The Investor’s trading activities with respect to the Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Common Stock is listed or traded. Neither the Investor nor its affiliates has any open short position in the Common Stock, nor has the Investor entered into any hedging transaction that establishes a net short position with respect to the Common Stock, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales or hedging transactions with respect to the Common Stock; provided that the Company acknowledges and agrees that upon receipt of an Advance Notice the Investor has the right to sell the shares to be issued to the Investor pursuant to the Advance Notice prior to receiving such shares.

Section 3.09        General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Common Stock offered hereby.

Article IV. Representations and Warranties of the Company

Except as set forth in the SEC Documents, or in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules or in another Section of the Disclosure Schedules, to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Section, the Company represents and warrants to the Investor that, as of the date hereof and as of each Advance Date (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date), that:

Section 4.01        Organization and Qualification. Each of the Company and its Subsidiary (as defined below) is an entity duly organized and validly existing under the laws of its state of organization or incorporation, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiary is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Subsidiaries” means any Person (as defined below) in which the Company, directly or indirectly, (x) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (y) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

Section 4.02        Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Stock) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors or other governing body and no further consent or authorization will be required by the Company, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

Section 4.03        No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Stock) will not (i) result in a violation of the articles of association or other organizational documents of the Company or its Subsidiary (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiary is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiary or by which any property or asset of the Company or its Subsidiary is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 4.04        SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to Section 15(d) of the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act, being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 4.05        Equity Capitalization. As of the date hereof, the Company has 75,000,000 shares of Common Stock authorized, of which 10,280,274 are issued and outstanding. All of such outstanding shares are duly authorized, validly issued, fully paid and nonassessable. As of the date hereof, the Company has 5,000,000 shares of Preferred Stock authorized, of which (i) 51 shares of Series A Preferred Stock are authorized, of which 51 shares of Series A Preferred Stock are issued and outstanding; (ii) 71,120 shares of Series B Preferred Stock are authorized, of which 0 shares of Series B Preferred Stock are issued and outstanding; (iii) 67,361 shares of Series C Preferred Stock are authorized, of which 0 shares of Series C Preferred Stock are issued and outstanding; (iv) 141,000 shares of Series D Preferred Stock are authorized, of which 141,000 shares are issued and outstanding; (v) 300,000 shares of Series E Preferred Stock are authorized, of which 144,000 shares are issued and outstanding and (vi) 4,420,468 shares of undesignated “blank check” preferred stock.

Section 4.06        Intellectual Property Rights. The Company and its Subsidiary own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiary do not have any knowledge of any infringement by the Company or its Subsidiary of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiary regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and, except as would not cause a Material Adverse Effect, the Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

Section 4.07        Employee Relations. Neither the Company nor any of its Subsidiary is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiary, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.08        Environmental Laws. The Company and its Subsidiary (i) are in compliance in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.09        Title. Except as set forth in the SEC Documents or except as would not cause a Material Adverse Effect, the Company has good and marketable title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

Section 4.10        Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 4.11        Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.12        Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 4.13        Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s Subsidiary, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.14        Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

Section 4.15        Tax Status. Each of the Company and its Subsidiary (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

Section 4.16        Certain Transactions. Except as set forth in the SEC Documents (or as not required to be disclosed pursuant to applicable law) none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.17        Fees and Rights of First Refusal. The Company is not obligated to offer the Common Stock offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

Section 4.18        Dilution. The Company is aware and acknowledges that issuance of Common Stock hereunder could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Stock.

Section 4.19        Acknowledgment Regarding Investor’s Purchase of Shares. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Shares hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Common Stock pursuant to any Advances would violate any rules of the Principal Market. The Company further is aware and acknowledges that any fees paid or shares issued pursuant to Section 13.04 hereunder shall be earned on the date hereof and are not refundable or returnable under any circumstances.

Section 4.20        Neither the Company, nor any Subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary of the Company, is a Person that is, or is owned or controlled by a Person that is:

(a)	on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time;
(b)	the subject of any Sanctions;
(c)	has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of Sanctions Programs (including without limitation Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Article V. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01        Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of its officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Invstor in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (d) any cause of action, suit or claim brought or made against such Investor Indemnitee not arising out of any action or inaction of an Investor Indemnitee, and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Investor Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Section 5.02        Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; (c) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor; or (d) any cause of action, suit or claim brought or made against such Company Indemnitee not arising out of any action or inaction of a Company Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnitees. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

Section 5.03        Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

Section 5.04        Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedies which may otherwise be available to any indemnified person at law or in equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement for the applicable limitation period.

Article VI.
Covenants of the Company

Section 6.01        Registration Statement.

(a)	The Company has filed a registration statement (with File Number 333-216621) (the “Initial Registration Statement”) with the SEC under the Securities Act on Form S-3 with respect to the issuance sale of the Shares by the Company, which contains, among other things a Plan of Distribution section disclosing the methods by which the Company may sell the Shares. The Initial Registration Statement was declared effective on June 15, 2017 and remains in effect on the date hereof.
(b)	Promptly after the date hereof (and prior to the Company delivering an Advance Notice to the Investor hereunder), the Company shall file with the SEC a report on Form 8-K or such other appropriate form as determined by counsel to the Company, relating to the transactions contemplated by this Agreement and a preliminary Prospectus Supplement pursuant to Rule 424(b) of the Securities Act disclosing all information relating to the transaction contemplated hereby required to be disclosed therein and an updated Plan of Distribution, including, without limitation, the name of the Investor, the number of Shares being offered hereunder, the terms of the offering, the purchase price of the Shares, and other material terms of the offering, and any other information or disclosure necessary to register the transactions contemplated herein (collectively, the “Initial Disclosure”) and shall provide the Investor with 24 hours to review the Initial Disclosure prior to its filing. Such filing shall include registration of the issuance of the Fee Shares to the Investor.
(c)	Maintaining a Registration Statement. The Company shall maintain the effectiveness of any Registration Statement with respect to Registrable Securities that has been declared effective at all times during the Commitment Period or, if earlier, until such time as no Registrable Securities registered thereunder remain outstanding (the “Registration Period”). Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Common Stock shall cease to be authorized for listing on the Principal Market, (iii) the Common Stock ceases to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.
(d)	Filing Procedures. Not less than one business day prior to the filing of a Registration Statement and not less than one business day prior to the filing of any related amendments and supplements to all Registration Statements (except for any amendments or supplements caused by the filing of any annual reports on Form 10-K, current reports on Form 8-K, and any similar or successor reports), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the reasonable and prompt review of the Investor. The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Investor fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.
(e)	Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, 10 copies of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor pursuant to a Registration Statement. Filing of the forgoing with the SEC via its EDGAR system shall satisfy the requirements of this section.

(f)	Amendments and Other Filings. The Company agrees that on such dates as the Securities Act shall require, the Company will file a Prospectus Supplement or other appropriate form as determined by counsel with the SEC under the applicable paragraph of Rule 424(b) under the Securities Act, which Prospectus Supplement will set forth, within the relevant period, the amount of Shares sold to the Investor, the net proceeds to the Company and the discount paid by the Investor with respect to such Shares. The Company shall provide the Investor at least 24 hours to comment on a draft of each such Prospectus Supplement (and shall give due consideration to all such comments) and shall deliver or make available to the Investor, without charge, an electronic copy of each form of Prospectus Supplement, together with the Base Prospectus. The Company consents to the use of the Prospectus (and of any Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Shares may be sold by the Investor, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company and its counsel is required to be set forth in the Prospectus or should be set forth therein in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and file with the SEC an appropriate Prospectus Supplement to the Prospectus and shall promptly furnish or make available to the Investor an electronic copy thereof. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period.
(g)	Blue-Sky. The Company shall use its commercially reasonable efforts to, if applicable, (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its Articles of Incorporation or Bylaws, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(g), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

Section 6.02        Listing of Common Stock. The Company shall use its commercially reasonable efforts to maintain the Common Stock’ authorization for quotation on the Principal Market and shall notify the Investor promptly if the Common Stock shall cease to be authorized for quotation on the Principal Market.

Section 6.03        Opinion of Counsel. Prior to the date of the first Advance Notice, the Investor shall have received an opinion letter from counsel to the Company in form and substance reasonably satisfactory to the Investor.

Section 6.04        Exchange Act Registration. The Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.05        Transfer Agent Instructions. For any time while there is a Registration Statement in effect for this transaction, the Company shall, and (if required by the transfer agent) cause legal counsel for the Company to deliver legal opinions at the Company’s sole expense, to the transfer agent for such Registrable Securities (with a copy to the Investor) instructions to issue Common Stock to the Investor free of restrictive legends upon each Advance.

Section 6.06        Corporate Existence. The Company will take all steps necessary to preserve and continue the corporate existence of the Company during the Commitment Period.

Section 6.07        Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will immediately notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related prospectus relating to an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus of any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Investor shall not sell any Shares pursuant to a Registration Statement, during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (v), inclusive, a “Material Outside Event”).

Section 6.08        Consolidation. If an Advance Notice has been delivered to the Investor, then the Company shall not effect any consolidation of the Company with or into, or a transfer of all or substantially all the assets of the Company to another entity before the transaction contemplated in such Advance Notice has been closed in accordance with Section 2.02 hereof.

Section 6.09        Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 6.10        Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Shares issued pursuant to this Agreement, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Shares under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 6.11        Sales. Without the written consent of the Investor, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Stock (other than the Shares offered pursuant to the provisions of this Agreement, the issuance of shares upon the exercise of outstanding options or warrants, and/or the issuance of shares under publicly disclosed equity compensation plans of the Company) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock (other than the issuance of stock options and other equity award under publicly disclosed equity compensation plans of the Company) during the period beginning on the 5th Trading Day immediately prior to an Advance Notice Date and ending on the 5th Trading Day immediately following the corresponding Advance Date.

Section 6.12        Current Report. The Company shall not, and the Company shall cause each its Subsidiary and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion). Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose, no later than four (4) Business Days following the date hereof, any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiary.

Section 6.13        Black-out Periods. Notwithstanding any other provision of this Agreement, the Company shall not deliver an Advance Notice during any Company black-out periods or during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

Section 6.14        Use of Proceeds. The Company will use the proceeds from the sale of the Common Stock hereunder for working capital and other general corporate purposes or, if different, in a manner consistent with the application thereof described in the Registration Statement. Neither the Company nor any Subsidiary will, directly or indirectly, use the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to fund, either directly or indirectly, any activities or business of or with any Person that is identified on the list of Specially Designated Nationals and Blocker Persons maintained by OFAC, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions or Sanctions Programs, or (ii) in any other manner that will result in a violation of Sanctions.

Section 6.15        Compliance with Laws. The Company shall comply with all Applicable Laws and will not take any action which will cause the Investor to be in violation of any such Applicable Laws.

Article VII.
Conditions for Advance and Conditions to Closing

Section 7.01        Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date and Advance Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects.
(b)	Registration of the Common Stock with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Common Stock issuable pursuant to such Advance Notice. The Company shall have filed with the SEC all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.
(c)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of the Common Stock, or shall have the availability of exemptions therefrom. The sale and issuance of the Common Stock shall be legally permitted by all laws and regulations to which the Company is subject.
(d)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.
(e)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.
(f)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have a Material Adverse Effect.
(g)	No Suspension of Trading in or Delisting of Common Stock. The Common Stock is quoted trading on a Principal Market and all of the shares issuable pursuant to such Advance Notice will be listed or quoted for trading on such Principal Market and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future. The issuance of Common Stock with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening the continued quotation of the Common Stock on the Principal Market.
(h)	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Common Stock for the issuance of all of the shares issuable pursuant to such Advance Notice.
(i)	Executed Advance Notice. The Investor shall have received the Advance Notice executed by an officer of the Company and the representations contained in such Advance Notice shall be true and correct as of the applicable Condition Satisfaction Date.
(j)	Consecutive Advance Notices. The Company shall have delivered all Shares relating to all prior Advances.
(k)	Market Price at Time of Advance. The Market Price of the Company’s Common Stock shall, on the Trading Day immediately preceding the Advance Notice Date, be no less than $1.20 per share.

Article VIII.
Non-Disclosure of Non-Public Information

The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentially, or be deemed to have agreed to maintain information in confidence, with respect to (i) any information disclosed in violation of this provision or (ii) the delivery of any Advance Notices.

Article IX.
Non Exclusive Agreement

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and, subject to the provisions in Section 6.13, the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Common Stock or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share capital.

Article X.
Choice of Law/Jurisdiction

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard in Union County, New Jersey, and expressly consent to the jurisdiction and venue of the state and federal courts, sitting in Union County, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph.

Article XI. Assignment; Termination

Section 11.01    Assignment. Neither this Agreement nor any rights of the parties hereto may be assigned to any other Person.

Section 11.02    Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 24-month anniversary of the date hereof or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement in the aggregate amount of the Commitment Amount.
(b)	The Company may terminate this Agreement effective upon fifteen Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Common Stock under which have yet to be issued, (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement; and (iii) if the termination occurs prior to May 6, 2018, then the Company pays the Investor a termination fee of $100,000 in cash. This Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent.
(c)	Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Article XII. Notices

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a business day, or, if not sent on a business day, on the immediately following business day, provided a copy is mailed by U.S. certified mail, return receipt requested or overnight carrier; (iii) 3 days after being sent by U.S. certified mail, return receipt requested, or (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications (except for Advance Notices which shall be delivered in accordance with Section 2.01(b) hereof) shall be:

If to the Company, to:	Meridian Waste Solutions, Inc. Attention: Jeffrey Cosman, CEO
One Glenlake Parkway NE Suite 900 Atlanta, GA 30328
Telephone: (770) 691-6350 Email: jsc@mwsinc.com jsc@jscosinc.com
With a copy to (which shall not Constitute notice or delivery of process) to:	Lucosky Brookman LLP 101 Wood Avenue South Woodbridge, NJ 08830
Attention: Joseph Lucosky, Esq. Telephone: (732) 395-4400 Email:

If to the Investor(s):	YA II PN, Ltd.
1012 Springfield Avenue
Mountainside, NJ 07092
Attention: Mark Angelo
Portfolio Manager
Telephone: (201) 985-8300
Email: mangelo@yorkvilleadvisors.com

With a Copy (which shall not Constitute notice or delivery of process) to:
David Gonzalez, Esq. 1012 Springfield Avenue
Mountainside, NJ 07092
Telephone: (201) 985-8300
Email: legal@yorkvilleadvisors.com

Either may change its information contained in this Article XII by delivering notice to the other party as set forth herein.

Article XIII. Miscellaneous

Section 13.01    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 13.02    Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

Section 13.03    Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.04    Commitment Fee. The Company shall pay a commitment fee to YA Global II SPV, Ltd. as designee of the Investor the sum of $250,000 which shall be due and payable on the date hereof by issuance of 242,718 shares (the “Fee Shares”) of the Company’s common stock. The Fee Shares will be registered on the initial Registration Statement and will be issued to YA Global II SPV, Ltd. without restriction legend. The Company shall cause its transfer agent to issue the Fee Shares without restrictive legend and shall pay any and all costs in connection therewith, including, without limitation, paying the costs for any legal opinions requested by the transfer agent confirming that the issuance of the Fee Shares without restrictive legend complies with applicable law. YA Global II SPV, Ltd. will have no restrictions on the resale of the Fee Shares.

Section 13.05    Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Investment Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
MeridIan Waste Solutions, Inc.

By:
Name:
Title:

INVESTOR:
YA II PN, Ltd.

By: Yorkville Advisors Global, LP
Its: Investment Manager
By: Yorkville Advisors Global, LLC Its: General Partner
By:
Name:
Title:

EXHIBIT A
ADVANCE NOTICE

MERIDIAN WASTE SOLUTIONS, INC.

Dated: ______________ Advance Notice Number: __

The undersigned, _______________________ hereby certifies, with respect to the sale of Common Stock of MERIDIAN WASTE SOLUTIONS, INC. (the “Company”) issuable in connection with this Advance Notice, delivered pursuant to that certain Investment Agreement, dated as of _______, 2016 (the “Agreement”), as follows:

1.       The undersigned is the duly elected ______________ of the Company.

2.       There are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement.

3.        The Company has performed in all material respects all covenants and agreements to be performed by the Company and has complied in all material respects with all obligations and conditions contained in this Agreement on or prior to the Advance Notice Date, and shall continue to perform in all material respects all covenants and agreements to be performed by the Company through the applicable Advance Date. All conditions to the delivery of this Advance Notice are satisfied as of the date hereof.

4.       The undersigned hereby represents, warrants and covenants that it has made all filings (“SEC Filings”) required to be made by it pursuant to applicable securities laws (including, without limitation, all filings required under the Securities Exchange Act of 1934). All SEC Filings have been reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants. None of the SEC Filings contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.       The Advance requested is _____________________.

6.       4.99% of the outstanding Common Stock of the Company as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

MERIDIAN WASTE SOLUTIONS, INC.

By:

Please deliver this Advance Notice by email with a follow up phone call to:

Email: Trading@yorkvilleadvisors.com

Attention: Trading Department and Compliance Officer

Confirmation Telephone Number: (201) 985-8300.

Ex - A - 1

EXHIBIT B

FORM OF SETTLEMENT DOCUMENT

VIA EMAIL

MERIDIAN WASTE SOLUTIONS, INC.

Attn:

Email:

Below please find the settlement information with respect to the Advance Notice Date of:
1.	Amount of Advance
2.	Market Price (lowest daily VWAP of the Common Stock on the Trading Day immediately preceding each Advance Notice Date)
3.	Purchase Price $1.00 per share (or such other price as may be agreed to by the parties)
4.	Number of Shares due to Investor

Please issue the number of Shares due to the Investor to the account of the Investor as follows:

Investor’s DTC participant #:

ACCOUNT NAME:

ACCOUNT NUMBER:

ADDRESS:

CITY:

COUNTRY:

Contact person:

Number and/or email:

Sincerely,

YA II PN, LTD.

Agreed:

MERIDIAN WASTE SOLUTIONS, INC.:

By:
Name:
Title:

Ex - B - 1